State of Delaware
Secretary of State
Division of Corporations
Delivered 02:13 PM 06/06/2025
FILED 02:13 PM 06/06/2025
SR 20252989969 - File Number 6831503

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
PAXMEDICA, INC.

PaxMedica, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is PaxMedica, Inc.

2. The Certificate of Incorporation of the corporation is hereby amended to change the name of the corporation. Article I of the Certificate of Incorporation of the corporation is hereby amended to read in its entirety as follows:

ARTICLE I: NAME.

The name of the corporation is Kuvatris Therapeutics, Inc. (the "Corporation").

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation as of the 6th day of June, 2025.

DocuSigned by:

By: ______________________________
41CD51AD32044A5...
Howard J. Weisman, President